                                                                     EXHIBIT 5.1

           [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]



                                       April 15, 1997



American Bar Retirement Association
541 North Fairbank Court
Chicago, Illinois 60611-3314

State Street Bank and Trust
   Company
225 Franklin Street
Boston, Massachusetts 02110

                       American Bar Association Members/
                         State Street Collective Trust
                      Registration Statement on Form S-1
                          Registration No. 333-23633
                      ----------------------------------

Ladies and Gentlemen:

             In connection with the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Act") and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by State Street Bank and Trust Company (the "Trustee"), a Massachusetts trust company and the trustee of the American Bar Association Members/State Street Collective Trust (the "Collective Trust"), a collective trust established and maintained by the Trustee for the purpose of providing various investment vehicles for assets contributed by members of the American Bar Association Members Retirement Program, a program sponsored by the American Bar Retirement Association, an Illinois not-for-profit corporation ("ABRA"), to render our opinion as to the legality of the $1,000,000,000 of units of beneficial interests in eight collective investment funds and three portfolios of a Structured Portfolio Service (the "Units") established by the Trustee under the Collective Trust and registered under the Registration Statement.

              In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): the Registration Statement (including all amendments thereto); the Administrative and Investment Services Agreement dated as of January 1, 1992 between ABRA and the Trustee, as amended; the American Bar Association Members Retirement Trust dated January 1, 1992 between ABRA and the Trustee, as amended; the American Bar Association Members Pooled Trust for Retirement Plans dated January 1, 1992 between ABRA and the Trustee, as amended; and the Declaration of Trust dated August 8, 1991, as amended and restated through November 18, 1991, and as further amended, and all exhibits thereto. In addition, we have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction of such other certificates, records, agreements, instruments and documents as in our judgement are necessary and appropriate to render the opinions set forth below.

     In rendering the opinions set forth below, we have assumed, without independent investigation, the enforceability of the Documents against each party thereto, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion that the Units, when issued and delivered and paid for as contemplated in the Registration Statement and the Documents, will be legally issued, fully paid and non-assessable by the Trustee.

     We are members of the Bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. With your permission, this opinion is rendered as to all matters relating to Massachusetts law in reliance upon the opinion dated the date hereof of Goodwin, Proctor & Hoar, which opinion is filed as an exhibit to the Registration Statement. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby agree that we come within the category of persons whose consent is required by the Act or the Rules.


                                       Very truly yours,



                            /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON